Exhibit 10

SUNOCO, INC.

SAVINGS RESTORATION PLAN

Amendment No. 2003-1

1.

Article III of the Plan is amended by restating the second sentence of that Article as follows effective January 1, 2003:

“The participants in SunCAP selected for participation in this Plan shall be those SunCAP participants that the Plan Administrator reasonably believes will have compensation in excess of the limitations on compensation imposed under the terms of SunCAP by reason of Section 401(a)(17) of the Code during the applicable calendar year.”